     As filed with the Securities and Exchange Commission on July 28, 1998
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                           INSITE VISION INCORPORATED
             (Exact name of registrant as specified in its charter)

           DELAWARE                                       94-3015807
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                               965 ATLANTIC AVENUE
                            ALAMEDA, CALIFORNIA 94501
               (Address of principal executive offices) (Zip Code)


                           INSITE VISION INCORPORATED
                             1994 STOCK OPTION PLAN
                            (Full title of the Plan)


                         S. KUMAR CHANDRASEKARAN, PH.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           INSITE VISION INCORPORATED
                     965 ATLANTIC AVENUE, ALAMEDA, CA 94501
                    (Name and address of agent for service)
                                 (510) 865-8800
          (Telephone number, including area code, of agent for service)


                                CALCULATION OF REGISTRATION FEE

                                                                           Proposed
                                                       Proposed             Maximum
                                                        Maximum            Aggregate          Amount of
 Title of Securities to be       Amount to be       Offering Price         Offering          Registration
         Registered              Registered(1)       per Share(2)          Price(2)              Fee
==============================================================================================================
Common Stock                      265,521 shares       $3.84375           $1,020,596.34      $301.08
$0.01 par value

==============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the InSite Vision Incorporated 1994 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on July 24, 1998 as reported on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

        InSite Vision Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on February 6, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

        (b) The Registrant's Quarterly Report on 10-Q for the fiscal quarter ended March 31, 1998 filed with the Commission on May 14, 1998 pursuant to Section 13 of the 1934 Act; and

        (c) The Registrant's Registration Statements on Forms 8-A, No. 00-12308 filed with the Commission on August 27, 1993 and No. 001-14207 filed with the Commission on June 8, 1998, which describe the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.


        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Capital Stock

        Not Applicable.


Item 5. Interests of Named Experts and Counsel

        Not Applicable.


Item 6. Indemnification of Directors and Officers

        The Registrant's Restated Certificate of Incorporation provides that, pursuant to Delaware law, the directors shall not be liable for monetary damages for breach of their fiduciary duties as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duties of the directors, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of such director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        The Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Registrant), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' insurance if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


Item 7. Exemption from Registration Claimed

        Not Applicable.


Item 8. Exhibits

Exhibit Number    Exhibit
--------------    -------
    4.0           Instruments Defining Rights of Stockholders.  Reference is made to Registrant's
                  Registration Statements on Form 8-A No. 0-12308 and No. 001-14207, including the exhibits thereto, incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
    5.1           Opinion of Brobeck, Phleger & Harrison LLP.
    23.1          Consent of Ernst & Young LLP, Independent Auditors.
    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
    24.1          Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1          InSite Vision Incorporated 1994 Stock Option Plan (as amended and restated December 15,
                  1997).
    99.2*         Form of Notice of Grant of Stock Option and Stock Option Agreement.
    99.3          Form of Stock Option Agreement.
    99.4          Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporate
                  Transaction).
    99.5*         Form of Addendum to Stock Option Agreement (Special Tax Elections).
    99.6*         Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Right).
    99.7*         Form of Notice of Automatic Option Grant and Non-Employee Director Option Agreement.
    99.8          Form of Non-Employee Director Stock Option Agreement.

    * Exhibits 99.2, 99.5, 99.6 and 99.7 are incorporated herein by reference to Exhibits 99.2, 99.3, 99.4 and 99.5, respectively, of Registrant's Registration Statement No. 33-75268 on Form S-8, filed with the Commission on February 14, 1994.


Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new



                                      II-2.

registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1994 Stock Option Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                                      II-3.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 28th day of July, 1998.

                               INSITE VISION INCORPORATED


                               By /s/ S. Kumar Chandrasekaran
                               -----------------------------------------------
                               S. Kumar Chandrasekaran, Ph.D.
                               Chairman of the Board and Chief Executive Officer



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

       That the undersigned officer and directors of INSITE VISION INCORPORATED, a Delaware corporation, do hereby constitute and appoint S. Kumar Chandrasekaran, Ph.D. the lawful attorney and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

       IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signatures                                Title                                              Date
----------                                -----                                              ----

/s/ S. Kumar Chandrasekaran
-----------------------------      Chairman of the Board and Chief Executive          July 28, 1998
S. Kumar Chandrasekaran, Ph.D.     Officer (Principal Executive Officer)



                                      II-4.

Signatures                                Title                                               Date
----------                                -----                                               ----
/s/ Michael D. Baer
-----------------------------      Chief Financial Officer                            July 28, 1998
Michael D. Baer


/s Mitchell H. Friedlander
-----------------------------      Director                                           July 28, 1998
Mitchell H. Friedlander, M.D.


/s/ John E. Lucas
-----------------------------      Director                                           July 28, 1998
John E. Lucas


/s/ John L. Mattana
-----------------------------      Director                                           July 28, 1998
John L. Mattana


/s/ Anders P. Wiklund
-----------------------------      Director                                           July 28, 1998
Anders P. Wiklund



                                           II-5.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                           INSITE VISION INCORPORATED

                                  EXHIBIT INDEX


Exhibit Number    Exhibit
--------------    -------
    4.0           Instruments Defining Rights of Stockholders.  Reference is made to Registrant's
                  Registration Statements on Form 8-A No. 0-12308 and No. 001-14207, including the exhibits thereto, incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
    5.1           Opinion of Brobeck, Phleger & Harrison LLP.
    23.1          Consent of Ernst & Young LLP, Independent Auditors.
    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
    24.1          Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1          InSite Vision Incorporated 1994 Stock Option Plan (as amended and restated December 15,
                  1997).
    99.2*         Form of Notice of Grant of Stock Option and Stock Option Agreement.
    99.3          Form of Stock Option Agreement.
    99.4          Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporate
                  Transaction).
    99.5*         Form of Addendum to Stock Option Agreement (Special Tax Elections).
    99.6*         Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Right).
    99.7*         Form of Notice of Automatic Option Grant and Non-Employee Director Option Agreement.
    99.8          Form of Non-Employee Director Stock Option Agreement.

    * Exhibits 99.2, 99.5, 99.6 and 99.7 are incorporated herein by reference to Exhibits 99.2, 99.3, 99.4 and 99.5, respectively, of Registrant's Registration Statement No. 33-75268 on Form S-8, filed with the Commission on February 14, 1994.